                                                                      EXHIBIT 12

                                   CONOCO INC.
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                              (DOLLARS IN MILLIONS)



                                                      NINE MONTHS
                                                          ENDED
                                                      SEPTEMBER 30,                       YEAR ENDED DECEMBER 31,
                                                      -------------    --------------------------------------------------------
                                                          2000           1999        1998        1997        1996        1995
                                                      -------------    --------    --------    --------    --------    --------
Net income ........................................   $       1,352    $    744    $    450    $  1,097    $    863    $    575
Provision for income taxes ........................           1,099         473         244       1,010       1,038         774
Equity in earnings of affiliates ..................            (244)       (150)        (22)        (40)         25         (22)
                                                      -------------    --------    --------    --------    --------    --------
Pretax income before adjustment for minority
   interests in consolidated subsidiaries or
   income or loss from equity affiliates ..........           2,207       1,067         672       2,067       1,926       1,327
Fixed charges (see below) .........................             316         412         337         174         188         210
Amortization of capitalized interest ..............              31          46          40          46          53          53
Distributed income in equity affiliates ...........              91          77         105          58          85          42
Capitalized interest ..............................             (17)         (6)        (72)        (94)        (75)        (95)
                                                      -------------    --------    --------    --------    --------    --------
       Total adjusted earnings available for
         payment of fixed charges(a)...............   $       2,628    $  1,596    $  1,082    $  2,251    $  2,177    $  1,537
                                                      =============    ========    ========    ========    ========    ========

Ratio of earnings to fixed charges ................             8.3         3.9         3.2        12.9        11.6         7.3

Fixed charges
     Interest and debt expense-borrowings .........   $         250    $    311    $    199    $     36    $     74    $     74
     Capitalized interest .........................              17           6          72          94          75          95
     Rental expense representative of interest
      factor ......................................              49          95          66          44          39          41
                                                      -------------    --------    --------    --------    --------    --------
       Total fixed charges(b) .....................   $         316    $    412    $    337    $    174    $    188    $    210
                                                      =============    ========    ========    ========    ========    ========

Ratio of earnings to fixed charges
   excluding special items
     Earnings from above ..........................   $       2,628    $  1,596    $  1,082    $  2,251    $  2,177    $  1,537
     Special items (pretax)(c) ....................              20          60         454         (91)        (22)         71
                                                      -------------    --------    --------    --------    --------    --------
Earnings adjusted for special items ...............   $       2,648    $  1,656    $  1,536    $  2,160    $  2,155    $  1,608
                                                      =============    ========    ========    ========    ========    ========
Fixed charges from above ..........................   $         316    $    412    $    337    $    174    $    188    $    210
                                                      =============    ========    ========    ========    ========    ========

Ratio of earnings adjusted for special items to
   fixed charges ..................................             8.4         4.0         4.6        12.4        11.5         7.7

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    a)   Equity affiliate pretax losses, where incurred, include no guaranteed payments.

    b) There were $1 of fixed charges in subsidiaries with minority interests in the nine months ended September 30, 2000, and none in prior years.

    c) Includes special items as reported in third quarter 2000 Form 10-Q. See Conoco's 1999 Form 10-K for discussion of prior years' special items.